Award No. (GrantNumber)

EXHIBIT 10.02

INTUIT INC. 2002 EQUITY INCENTIVE PLAN
STOCK BONUS AGREEMENT

EXECUTIVE STOCK OWNERSHIP PROGRAM MATCHING UNIT

Intuit Inc., a Delaware corporation (the “Company”), hereby grants you a matching restricted stock unit in the form of a Stock Bonus Award (“Award”) pursuant to the Company’s 2002 Equity Incentive Plan (the “Plan”), for the number of shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”) set forth below. This Award is subject to all of the terms and conditions of the Plan, which is incorporated into this Agreement by reference. All capitalized terms in this Stock Bonus Agreement (“Agreement”) that are not defined in this Agreement have the meanings given to them in the Plan.

Name of Participant:
Social Security Number:
Address:

Number of Shares:
Date of Grant:
Vesting Date:

Vesting: Subject to the forfeiture provisions set forth in this Agreement, this Award will vest as to 100% of the Number of Shares on the Vesting Date set forth above, provided you have remained employed by the Company through that date. The Vesting Date is the fourth anniversary of the Date of Grant.

In the event of your Termination prior to the Vesting Date, the following provisions will govern the vesting of this Award:

Termination due to Resignation or by Company for Cause: In the event of your Termination prior to the Vesting Date due to your resignation or termination of employment by the Company for Cause, this Award will terminate without having vested as to any of the shares subject to this Award and you will have no right or claim to anything under this Award. For purposes of this Award, Cause means (i) you have been convicted of a misdemeanor that involves moral turpitude or the embezzlement of property of the Company or one of its affiliates; (ii) you have been convicted of a felony under the laws of the United States or any state thereof; (iii) your willful misconduct in the performance of your duties as a Company employee; (iv) your gross negligence in the performance of your duties as a Company employee; or (v) you have persistently failed to follow the lawful instructions of your manager relating to an activity within the scope of your duties. In order for a condition identified in (iv) or (v) to constitute Cause, the Company shall first have provided you with (A) at least thirty days’ written notice of the alleged actions setting forth with specificity the events or failures complained of and (B) an opportunity to remedy to the reasonable satisfaction of your manager such condition within such thirty day period and you shall have failed to remedy such condition.

Termination due to Retirement or by Company for other than Cause: In the event of your Termination prior to the Vesting Date due to your Retirement or termination of employment by the Company for reasons other than Cause, you will vest pro-rata in a percentage of the Number of Shares equal to your number of full months of service since the Date of Grant divided by forty-eight months, rounded down to the nearest whole share of Intuit Common Stock, and the Vesting Date under this Agreement will be your Termination Date. For purposes of this Award, Retirement means the Termination of your employment with the Company after you have reached an age and service requirement determined by the Committee or its delegate.

Termination due to Death or Total Disability: In the event of your Termination prior to the Vesting Date due to your death or Total Disability, this Award will vest as to 100% of the Number of the Shares on your Termination Date, and the Vesting Date under this Agreement will be your Termination Date. For purposes of this Award, Total Disability is defined in Section 5.6(a) of the Plan.

Termination Within One Year Following Corporate Transaction: In the event of your Termination prior to the Vesting Date, but within one year following the date of a Corporate Transaction, this Award will vest as to 100% of the Number of the Shares on your Termination Date, and the Vesting Date under this Agreement will be your Termination Date. For purposes of this Award, Corporate Transaction is defined in Section 23(h) of the Plan.

Forfeiture: You acknowledge and agree that if prior to the date on which you vest fully in this Award you sell, gift or otherwise transfer the shares you purchased that caused the Company to grant you this Award, this Award will terminate and you will forfeit all rights to this Award and any shares subject hereto, unless the Company determines in its sole discretion that you continue to hold other shares of the Company’s

Common Stock in a number equal to or greater than the number of shares that caused the Company to grant you this Award.

Issuance of Shares under this Award: The Company will issue you the shares subject to this Award on the later of: (1) the Vesting Date; or (2) your Voluntary Deferral of Share Issuance Date. Until the date the shares are issued to you, you will have no rights as a stockholder of the Company and the shares subject to this Award will not count as owned by you under the Company’s share ownership requirements.

Withholding Taxes: When the vesting and issuance of the shares under this Award gives rise to a federal or other governmental income or employment tax withholding obligation on the part of the Company, the Company will withhold from the shares issued to you a number of whole shares having a Fair Market Value equal to the minimum amount to be withheld to satisfy the withholding obligation and will transmit the equivalent cash amount to the applicable taxing authorities. If you have made a voluntary deferral of the share issuance to a date later than the Vesting Date in accordance with the provisions set forth in this Agreement, you agree that you will remit cash to the Company (through payroll deduction or otherwise) in an amount sufficient to satisfy any withholding obligation resulting from the vesting of the shares under this Award. (As of the date of this Agreement, federal income tax withholding is not required until share issuance. However, a FICA and Medicare withholding obligation triggers on the Vesting Date even if you have made a voluntary deferral of the share issuance to a date later than the Vesting Date). Fair Market Value of the shares shall be determined in accordance with Section 23(m) of the Plan on the date that the amount of tax to be withheld is to be determined.

Voluntary Deferral of Share Issuance: You may voluntarily elect to defer the issuance of the shares under this Award to a date after the Vesting Date that is no later than the first day of the fiscal year following the date on which you are no longer an employee of the Company (your “Voluntary Deferral of Share Issuance Date”). You must make this election no later than the third anniversary of the Date of Grant by filing a voluntary deferral election request in a form acceptable to the Committee or its delegate.

This Agreement (including the Plan, which is incorporated by reference) constitutes the entire agreement between you and the Company with respect to this Award, and supersedes all prior agreements or promises with respect to the Award. Except as provided in the Plan, this Agreement may be amended only by a written document signed by the Company and you. Subject to the terms of the Plan, the Company may assign any of its rights and obligations under this Agreement, and this Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Company. Subject to the restrictions on transfer of the Option described in Section 11 of the Plan, this Agreement shall be binding on your permitted successors and assigns (including heirs, executors, administrators and legal representatives). All notices required under this Agreement or the Plan must be mailed or hand-delivered to the Company or to you at its or your respective addresses set forth in this Agreement, or at such other address designated in writing by either of the parties to the other.

The Company has signed this Award Agreement effective as the Date of Grant.

INTUIT INC
2632 Marine Way
Mountain View, California 94043

By:

Robert B. Henske, Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

I accept this Agreement effective as of the Date of Grant and agree to the terms and conditions in this Agreement and the Plan. I acknowledge that I have received a copy of the Plan, and I understand and agree that this Agreement is not meant to interpret, extend, or change the Plan in any way, or to represent the full terms of the Plan. If there is any discrepancy, conflict or omission between this Agreement and the provisions of the Plan as interpreted by the Company, the provisions of the Plan shall apply.

Signed: